SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Company’s Board of Trustees approved annual cash incentive bonuses for fiscal year 2009 for Michael D. Barnello, the Company’s President and Chief Executive Officer, Hans S. Weger, the Company’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer, and Alfred L. Young, Jr., the Company’s Chief Operating Officer (the “Named Executive Officers”). Messrs. Barnello, Weger and Young were awarded annual cash incentive bonuses for 2009 of $529,936, $298,586 and $100,000, respectively.

The annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than the target bonus, subject to certain caps. The target bonus for Mr. Barnello for 2009 was 100% of his annual base salary, or $529,936. The target bonus for Mr. Weger for 2009 was 75% of his annual base salary, or $298,586. For 2009, Mr. Young’s cash bonus was $100,000, which was guaranteed as part of the compensation package designed to recruit him to the Company in October 2009. For 2009, the absolute calculation of the annual cash incentive bonus was 100% of the target bonus. Excluding the effect of all caps and limitations, the calculation of the annual cash incentive bonus was 149.6%. With respect to the specific formula components for 2009, the Named Executive Officers achieved: (i) the MBOs determined by the Compensation Committee (25% of the target bonus); (ii) the Comparable FFO goal outlined by the Committee (67.1% of the target bonus) and (iii) a majority of the Company’s Comparable FFO per share performance goal relative to a budget scale approved by the Board of Trustees (57.5% of the target bonus). Taken together, the sum of these components equals 149.6%. However, under the terms and conditions of the annual cash incentive bonus program, the following two factors operated to cap the bonus amounts to 100% of the target bonus: (i) the Company’s negative per share FFO growth in 2009 as compared to 2008 and (ii) the Company’s dividend reduction in 2009.

Item 7.01	Regulation FD Disclosure

LaSalle Hotel Properties (NYSE: LHO) issued a press release on March 1, 2010 announcing that it had closed on the acquisition of the Sofitel Washington, DC Lafayette Square located in Washington, D.C. A copy of such press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On March 1, 2010, LaSalle Hotel Properties closed on its acquisition of the Sofitel Washington, DC Lafayette Square in Washington D.C. for approximately $95.0 million. The Sofitel Washington, DC Lafayette Square is a full-service hotel with 237 guestrooms. The hotel is located in the business district of downtown Washington, D.C., two blocks from the White House.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 1, 2010, issued by LaSalle Hotel Properties regarding the acquisition of the Sofitel Washington, DC Lafayette Square.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Chief Financial Officer, Executive Vice President,
Treasurer and Secretary

Dated: March 1, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 1, 2010, issued by LaSalle Hotel Properties regarding the acquisition of the Sofitel Washington, DC Lafayette Square.

4